UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2011

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in charter)

000-52073
(Commission File Number)

Yukon Territory, Canada	75-2578509
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (800) 282-3232

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of HealthTran LLC

On November 16, 2011, SXC Health Solutions Corp. (“SXC Corp.”), through its direct wholly owned subsidiary SXC Health Solutions, Inc. (“SXC Inc.”), entered into a Unit Purchase Agreement (the “Purchase Agreement”) with HealthTran LLC, a Delaware limited liability company (“HealthTran”), HealthTran Data Services, LLC (“HTDS”), certain members of HealthTran affiliated with the ABRY Partners private equity firm (the “ABRY Members” and, together with HTDS, the “Sellers”), the members and beneficial owners of HTDS (the “HTDS Owners”), and HTDS, in its capacity as the Sellers' Agent. Pursuant to the Purchase Agreement, SXC Corp., through SXC Inc., will acquire (the “Acquisition”) all of the outstanding equity interests of HealthTran in exchange for $250.0 million in cash, subject to certain customary post-closing adjustments, in each case upon the terms and subject to the conditions contained in the Purchase Agreement. HealthTran is an existing healthcare information technology customer of SXC Corp. and utilizes an SXC platform for its claims adjudication services. The Acquisition is expected to close in the first quarter of 2012, subject to the satisfaction or waiver of various closing conditions, as described below.

The Purchase Agreement contains customary representations, warranties and covenants. A portion of the purchase price ($31.25 million in cash) will be placed in an escrow fund to secure the Sellers' indemnification obligations for a period of 18 months following the closing of the Acquisition. The Sellers' indemnification obligations for breaches of HealthTran's representations, warranties and covenants will be subject to an aggregate cap equal to the amount of the escrow fund and an aggregate threshold of $1,000,000 (when the threshold is met, the amount of the claim in excess of $500,000 can be recovered), subject to certain exclusions. Representations and warranties of HealthTran will generally survive for 18 months after closing, subject to a longer survival period for certain specified representations.

The consummation of the Acquisition is subject to certain customary closing conditions, including (a) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the receipt of certain governmental approvals and third party consents.

The Purchase Agreement may be terminated (a) by the mutual consent of SXC Inc. and HealthTran, or (b) by either SXC Inc. or HealthTran, (i) if either party materially breaches the Agreement (subject to a five-day cure period), (ii) if the closing of the Acquisition has not occurred prior to January 31, 2012, or (iii) in the event of the issuance of a final, nonappealable order of a governmental body restraining or prohibiting the Acquisition. There is no fee associated with the termination of the Purchase Agreement.

HTDS and the beneficial owners of HTDS have agreed to certain customary noncompetition, nonsolicitation and nondisparagement covenants for a period of five years after the closing date. The ABRY Members have agreed to certain customary nonsolicitation and nondisparagement covenants for a period of five years after the closing date. In addition, certain members of HealthTran management are subject to customary noncompetition covenants for a period of 18 months following termination of employment with SXC and nonsolicitation covenants for a period of three years (with respect to customers) and one year (with respect to certain employees) following termination of employment with SXC.

As described below under “Bilateral Credit Agreement,” in connection with the Acquisition, SXC Corp. entered into (a) a bilateral credit agreement with JPMorgan Chase Bank, N.A. (“JPMCB”) with respect to a new $50.0 million senior unsecured line of credit (the “Line of Credit”), and (b) a commitment letter with JPMCB and J.P. Morgan Securities LLC with respect to a new five-year senior unsecured revolving credit facility (the “Revolving Credit Facility”). SXC Inc. may finance a portion of the purchase price for the Acquisition through borrowings available under the Line of Credit or Revolving Credit Facility.

Bilateral Credit Agreement

Overview

On November 16, 2011, SXC Corp. entered into a Credit Agreement (the “Credit Agreement”) with JPMCB with respect to the Line of Credit. The Credit Agreement provides that, upon the terms and subject to the conditions set forth therein, JPMCB shall make loans to SXC Corp., with a maximum aggregate amount not to exceed $50 million at any time, from time to time until the earlier of January 31, 2012 and the effective date of the Revolving Credit Facility. The Line of Credit and Credit Agreement shall be replaced and superseded by the Revolving Credit Facility upon the effectiveness of the Revolving Credit Facility. SXC Corp. will use the proceeds from the Line of Credit for general corporate purposes, which may include the financing in part of the purchase price for the Acquisition and payment of certain related transaction fees and expenses.

Interest and Fees

The interest rates applicable to the Line of Credit are based on a fluctuating rate of interest measured by reference to either, at SXC Corp.'s option, (i) a base rate, plus an applicable margin, or (ii) an adjusted London interbank offered rate (adjusted for maximum reserves) (“LIBOR”), plus an applicable margin. The applicable margin for all borrowings is 0.375% per annum with respect to base rate borrowings and 1.375% per annum with respect to LIBOR borrowings. During an event of default, default interest is payable at a rate that is 2% higher than the rate otherwise applicable. In addition to paying interest on outstanding principal under the Line of Credit, SXC Corp. is required to pay an unused commitment fee to JPMCB in respect of the unutilized commitments under the Credit Agreement at a rate of 0.200% per annum. SXC Corp. may voluntarily, at any time and from time to time, prepay any Loan in whole or in part without premium or penalty, subject to prior notice to JPMCB in accordance with the terms and provisions of the Credit Agreement.

Subsidiary Guarantees

All obligations of SXC Corp. under the Credit Agreement are guaranteed by certain of its material direct and indirect domestic subsidiaries, including SXC Inc.

Certain Covenants and Events of Default

The Credit Agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, the ability of SXC Corp. and its subsidiaries to:

•	incur additional indebtedness;

•	create liens;

•	make investments, loans or advances;

•	sell or transfer assets;

•	pay dividends and distributions or repurchase its own capital stock;

•	prepay certain indebtedness;

•	engage in mergers or consolidations;

•	change its lines of business or enter into new lines of business;

•	engage in certain transactions with affiliates;

•	enter into agreements restricting the ability to grant liens in favor of lenders; or

•	enter into swap, forward, future or derivative transaction or option or similar agreements.

In addition, the Credit Agreement includes various (i) customary affirmative covenants and other reporting requirements and (ii) customary events of default, including, without limitation, payment defaults, violation of covenants, material inaccuracy of representations or warranties, cross-defaults to other agreements evidencing indebtedness, bankruptcy events, certain ERISA events, material judgments, invalidity of guarantees and change of control.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Bilateral Credit Agreement” is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On November 17, 2011, SXC Corp. issued a press release announcing the Acquisition and SXC Inc.'s entry into the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference. The information disclosed in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release of SXC Health Solutions Corp. issued November 17, 2011.

SIGNATURE
Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 17, 2011

SXC HEALTH SOLUTIONS CORP.

By:	/s/ Jeffrey Park
Name: Jeffrey Park Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of SXC Health Solutions Corp. issued November 17, 2011.